SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2010

MercadoLibre, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33647	98-0212790

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Tronador 4890, 8th Floor
Buenos Aires, C1 430DNN, Argentina
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:  011-54-11-5352-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment ofCertain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Compensation Arrangement of Osvaldo Gimenez and Marcelo Melamud

On September 22, 2010, the board of directors (the “Board”) of MercadoLibre, Inc. (the “Company”), upon the recommendation of the compensation committee of the Board, increased the 2010 Long Term Retention Plan (the “2010 LTRP”) target bonus for Mr. Osvaldo Gimenez, the Company’s Senior Vice President―Payments, from $93,553 to $471,887.  Actual cash amounts to be paid to Mr. Gimenez under the 2010 LTRP may be more or less than the target amount.  For a detailed description of the 2010 LTRP, see the section entitled “2010 LTRP” under Item 5.02 of the Company’s Current Report on Form 8-K filed on June 29, 2010, which is incorporated herein by reference.

In addition, the Board approved an increase in the participation percentage for each of Mr. Marcelo Melamud, the Company’s Vice President and Chief Accounting Officer, and Mr. Gimenez under the Company’s 2001 Management Incentive Bonus Plan (“MIBP”).  The increase in their participation percentages was derived from previously unallocated participation amounts.  The following table describes the MIBP participation percentages for Mr. Melamud and Mr. Gimenez and the Company’s other named executive officers.

	Sale Bonus Participation Percentage	Stay Bonus Participation Percentage
Marcos Galperín President and Chief Executive Officer	50.0%	50%
Hernán Kazah Executive Vice President and Chief Financial Officer	20.0%	20%
Stelleo Tolda Executive Vice President and Chief Operating Officer	3.0%	3.0%
Osvaldo Gimenez Senior Vice President — Payments	3.4%	2.7%
Marcelo Melamud Vice President and Chief Accounting Officer	1.6%	0.8%

Pursuant to the MIBP, in the event the Company is sold, eligible officers, as a group, are entitled to receive a “sale bonus” and a “stay bonus.”  Subject to certain conditions, the eligible officers as a group are entitled to receive (1) sale bonuses totaling 5.5% of the purchase price, subject to a maximum sales bonus pool of approximately $4.3 million, and (2) stay bonuses totaling 7.1% of the purchase price, subject to a maximum stay bonus pool of approximately $5.6 million.  For more information regarding the MIBP, please see “Executive Compensation ― Potential Payments Upon Termination or Change in Control” in the Company’s Definitive Proxy Statement filed on April 28, 2010, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCADOLIBRE, INC. (Registrant)
Date: September 28, 2010	By:	/s/ Hernán Kazah
Hernán Kazah
Executive Vice President and Chief Financial Officer